Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 1 of US Alliance Corporation of our report dated February 17, 2017, relating to the financial statements of US Alliance Corporation for the year ended December 31, 2016, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kerber, Eck & Braeckel LLP

Springfield, Illinois

June 15, 2017